Exhibit 10.81

Stock Purchase Agreement

Party A: Junzhen Zhang (the “Lender”)
Party B: China Direct Investments, Inc.

Whereas, Party A and Party B entered a $400,000 secured promissory note on August 21, 2012 (“Promissory Note”), where Party B unconditionally promised to pay to the order of the Lender (Chinese Citizen, Junzhen Zhang) and or his assigns at the location designated by the Lender in writing, in lawful money of the United States of America the principal sum of $400,000 (the “Principal Amount”), together with interest on the unpaid principal amount outstanding at a rate of 12.00% per annum.

Whereas, after friendly discussion, both parties agree to pay the principal amount in the common stock of CD International Enterprises, Inc. (OTC: CDII), at the terms and regulations set as below:

1.	Stock Purchase Price: The stock purchase price of this agreement is $0.05 per share

2.
Stock Issuance: Subject to the terms and conditions hereof, the Principal Amount shall be converted into 8,000,000 (eight million) shares of CDII’s common stock (“shares”) and issue to Party B before May 28, 2015, accrued interest under the Promissory Note may be repaid by the consulting services provide by Party B. Lender has the right to transfer these shares to its assigned entity and/or individual.

3.
Default: Upon an Event of Default, the Lender may, at the Lender’s option, (i) without notice or demand of any kind to Borrowers or any other person, declare the entire Principal Amount and all accrued and unpaid interest hereunder immediately due and payable, (ii) exercise any and all rights, power and remedies available to it under the Security Agreement, and (ii) exercise any and all rights, power and remedies available to it at law or in equity.

4.	Choice of Laws. The parties hereto specify that this Agreement shall be made and interpreted under the laws of the State of Florida (other than its laws regarding conflicts of laws).

5.
Severability.  If any provision of this Agreement shall, to any extent, be held invalid, illegal or unenforceable, in whole or in part, the validity, legality, and enforceability of the remaining part of such provision, and the validity, legality and enforceability of the other provisions hereof, shall not be affected thereby.

6.	Multiple Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original and all of which shall constitute one agreement.

IN WITNESS WHEROF, the parties hereto have set their hands and seals to this Agreement effective as of the day and year signed below.

(Signature pages below)

Party A: Junzhen Zhang Signature: /s/ Junzhen Zhang Date: May 28, 2015
Party B: China Direct Investments, Inc By: /s/ James Yuejian Wang Name: James Yuejian Wang Title: President

Date: May 28, 2015